UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2023

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

1000 N West St., Suite 1200, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 654-3315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, the Registrant entered into an Amended and Restated Consulting Agreement with Tracy Clifford Consulting, LLC, for the provision of Tracy Clifford’s services to the Registrant as both CFO of the Registrant and COO of the Registrant’s OmniMetrix, LLC subsidiary (the “2023 Agreement”). In such capacity, Ms. Clifford acts as a consultant to, and not an employee of, the Registrant. The 2023 Agreement amends, restates and replaces in its entirety the Amended and Restated Consulting Agreement dated as of June 1, 2022 by and between the Registrant and Tracy Clifford Consulting, LLC. The 2023 Agreement began on June 1, 2023, has a one-year term, and automatically renews for an additional year upon the expiration of each one-year term unless earlier terminated as provided therein. Pursuant to the 2023 Agreement, Ms. Clifford receives cash compensation of $17,500 per month. In the event of termination by the Registrant other than for cause, Ms. Clifford shall be entitled to a continuation, for a period of six months following the date of such termination by the Registrant, of the monthly cash compensation in effect at the time of such termination by the Registrant. Pursuant to the terms of the 2023 Agreement, Ms. Clifford also received a grant of options on June 1, 2023, to purchase 100,000 shares of the Registrant’s common stock, which are exercisable at an exercise price per share equal to the May 31, 2023, closing price of the common stock of $0.3068 per share. Twenty-five percent (25%) of the options were vested immediately; the remaining options shall vest in three equal increments on September 1, 2023, December 1, 2023 and March 1, 2024. On each subsequent anniversary of June 1, 2023, so long as the 2023 Agreement has not been terminated, the Registrant will grant Ms. Clifford 100,000 stock options exercisable at an exercise price equal to the then-current stock price. Twenty-five percent (25%) of the options will be vested immediately as of the date of grant; the remaining options will vest in three equal increments on September 1, December 1 and March 1 during the first nine months following the date of grant. The exercise period and other terms of the options granted pursuant to the 2023 Agreement shall otherwise be substantially the same as the terms of the options granted by the Registrant to its outside directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Consulting Agreement, dated June 1, 2023, by and between Acorn Energy, Inc., and Tracy Clifford Consulting, LLC

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of June, 2023.

ACORN ENERGY, INC.

By:	/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Chief Financial Officer